CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Post-Effective Amendment No. 16 under the Securities Act of 1933, as amended, to the Registration Statement of the 1838 International Equity Fund, the 1838 Small Cap Equity Fund and the 1838 Fixed Income Fund, each a series of the 1838 Investment Advisors Funds (the "Funds") on Form N-1A (File No. 33-87298) of our report dated December 14, 1998 on our audit of the financial statements and financial highlights of the Funds, which report is included in the Funds' Annual Report for the year ended October 31, 1998 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information and to the incorporation by reference of our report in the Statement of Additional Information.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 26, 1999